PASSAVE INC.

                                OPTION AGREEMENT

                      MADE AS OF THE 23 DAY OF AUGUST, 2005

BETWEEN:              PASSAVE INC.

                      A company incorporated in Delaware

                      (hereinafter the "COMPANY")

                                                                 ON THE ONE PART


AND:                  Name ____________________

                      I.D. No. ________________

                      Address: ________________

                      (hereinafter the "OPTIONEE")

                                                               ON THE OTHER PART

WHEREAS On JUNE 2003, the Company duly adopted and the Board approved Passave Inc. 2003 Israeli Share Option Plan, a copy of which is attached as EXHIBIT A.1 hereto, forming an integral part hereof (the "ISOP"); and -

WHEREAS Pursuant to the ISOP, the Company has decided to grant Options to purchase Shares of the Company to the Optionee, and the Optionee has agreed to such grant, subject to all the terms and conditions as set forth in the ISOP and as provided herein;

NOW, THEREFORE, it is agreed as follows:

1.     PREAMBLE AND DEFINITIONS

       1.1 The preamble to this agreement constitutes an integral part hereof.


       1.2 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the ISOP.

2.     GRANT OF OPTIONS

       2.1 The Company hereby grants to the Optionee the number of Options as set forth in EXHIBIT A.2 hereto, each Option shall be exercisable for one Share, upon payment of the Purchase Price as set forth in EXHIBIT A.2, subject to the terms and the conditions as set forth in the ISOP and as provided herein.

       2.2 The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.    PERIOD OF OPTION AND CONDITIONS OF EXERCISE

       3.1 The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date, or at the time at which the Option expires pursuant to the terms of the ISOP or pursuant to this Option Agreement.

       3.2 Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.     VESTING; PERIOD OF EXERCISE

       Subject to the provisions of the ISOP, Options shall vest and become exercisable according to the Vesting Dates set forth in EXHIBIT A.2 hereto, provided that the Optionee is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date.

       All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date, as described in Section
       2.12 of the ISOP.

5.     EXERCISE OF OPTIONS

       5.1    Options may be  exercised in  accordance  with the  provisions  of
              Section 10.1 of the ISOP.

       5.2 In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company's Articles of Association.

       5.3 Pursuant to Section 7.3 of the ISOP and, when applicable, subject to the provisions of Section 102, until the consummation of an IPO, any Shares acquired upon the exercise of Options shall be voted by an irrevocable proxy, attached as EXHIBIT A.3 hereto.

       5.4 The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

6.     RESTRICTIONS ON TRANSFER OF OPTIONS AND SHARES

       6.1 The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the ISOP and in the Company's Articles of Association and any shareholders' agreement to which the holders of ordinary shares of the Company are bound.

       6.2 With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under
              Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

       6.3 With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

       6.4 The Optionee acknowledges that in the event Company's shares shall be registered for trading in any public market, the Optionee's right to sell Shares may be subject to limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

              The Optionee acknowledges that in order to enforce the above restriction, the Company may impose stop-transfer instructions with respect to the exercised Shares.

       6.5 The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

       6.6 The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).

7.     TAXES; INDEMNIFICATION

       7.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

       7.2 The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee's tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

       7.3 The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

       7.4 With respect to Approved 102 Options, the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as EXHIBIT A.4 hereto, and agrees to be bound by its terms.

8.       MISCELLANEOUS

       8.1 NO OBLIGATION TO EXERCISE OPTIONS. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

       8.2 CONFIDENTIALITY. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

       8.3 CONTINUATION OF EMPLOYMENT OR SERVICE. Neither the ISOP nor this Option Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee's employment or service and nothing in the ISOP or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

       8.4 ENTIRE AGREEMENT. Subject to the provisions of the ISOP, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

       8.5 FAILURE TO ENFORCE - NOT A WAIVER. The failure of any party to enforce at any time any provisions of this Option Agreement or the ISOP shall in no way be construed to be a waiver of such provision or of any other provision hereof.

       8.6 PROVISIONS OF THE ISOP. The Options provided for herein are granted pursuant to the ISOP and said Options and this Option Agreement are in all respects governed by the ISOP and subject to all of the terms and provisions of the ISOP.

              Any interpretation of this Option Agreement will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of this Option Agreement and the ISOP, the provisions of the Option Agreement will prevail.

       8.7 BINDING EFFECT. The ISOP and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

       8.8 NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee's address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated below.

Company's Signature:

Name: VICTOR VAISLEIB

Position: CEO

Signature: ________________

I, the undersigned, hereby acknowledge receipt of a copy of the ISOP and accept the Options subject to all of the terms and provisions thereof. I have reviewed the ISOP and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I agree to notify the Company upon any change in the residence address indicated above.

       AUGUST 23, 2005
       ------------------        ---------------------
       Date                      Optionee's Signature




EXHIBIT A.1:      PASSAVE INC. 2003 ISRAELI SHARE OPTION PLAN

EXHIBIT A.2:      TERMS OF THE OPTION

EXHIBIT A.3:      PROXY

EXHIBIT A.4:      TRUST AGREEMENT